EXHIBIT 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

     This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of June 12, 2008 (this “Amendment”), to the Credit Agreement referred to below, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), GoAmerica, Inc., a Delaware corporation (“Borrower”), the letter of credit issuers thereto (the “L/C Issuers”), Churchill Financial LLC, as administrative agent for the Lenders and the L/C Issuers (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Ableco Finance LLC, as collateral agent for the Lenders and the L/C Issuers (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”, and together with the Administrative Agent, the “Agents”).

W I T N E S S E T H

     WHEREAS, Borrower, Agents, the Lenders and L/C Issuers signatory thereto from time to time are parties to that certain Credit Agreement, dated as of January 10, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

     WHEREAS, Borrower has requested, and Agents and Required Lenders have agreed, to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

     NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Loan Parties, Agents and Lenders hereby agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein (including in the Recitals hereto) shall have the meanings ascribed to them in the Credit Agreement.

     2. Amendments to the Credit Agreement.

          (a) Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is amended as of the date hereof by inserting the following new definitions therein in the appropriate alphabetical order:

          “SLA Merger Agreement” means the Agreement and Plan of Merger to be entered into by and among Borrower, SLA Acquisition Corporation, a District of Columbia corporation, Sign Language Associates, Inc., a District of Columbia corporation, and Janet L. Bailey, as Stockholders’ agent, in form and substance reasonably satisfactory to the Agents.

          ‘VLI Merger Agreement’ means the Agreement and Plan of Merger to be entered into by and among Borrower, VLI Acquisition Corporation, a Virginia corporation, Visual Language Interpreting Inc., a Virginia corporation, and Brandon Arthur, as Stockholders’ agent, in form and substance reasonably satisfactory to the Agents.”

          (b) Amendment to Section 8.1(l) of the Credit Agreement. Section 8.1(l) of the Credit Agreement is amended and restated as of the date hereof by deleting such Section 8.1(l) in its entirety and substituting in lieu thereof, the following new Section 8.1(l):

          “(l) (i) customary indemnification, adjustment of purchase price or similar obligations of the Loan Parties arising under any of the Verizon TRS Acquisition Agreement, Hands On Merger Agreement or the documents pertaining to a Permitted Acquisition or a Sale permitted hereunder, (ii) the Installment Merger Consideration (as defined in the VLI Merger Agreement) in an amount not to exceed $XXXX, payable in accordance with Section 2.9 of the VLI Merger Agreement and (iii) the Installment Merger Consideration (as defined in the SLA Merger Agreement) in an amount not to exceed $XXXX, payable in accordance with Section 2.9 of the SLA Merger Agreement.”

     3. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of any covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other applicable Loan Documents.

     4. Representations and Warranties. To induce Agents and Required Lenders to enter into this Amendment, the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby jointly and severally represents and warrants that:

          (a) The execution, delivery and performance by each Loan Party of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”) (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of the holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any material Requirement of Law in any material respect, (C) in any material respect, conflict with, contravene, constitute a default or breach under any material Contractual Obligation of any Loan Party or any of its Subsidiaries, or result in or permit the termination or acceleration of any such material Contractual Obligation, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person.

          (b) From and after its delivery to the Administrative Agent, this Amendment has been duly executed and delivered to the other parties hereto by each Loan Party party hereto and this Amendment and the Amended Credit Agreement is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles relating to enforceability.

          (c) No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

          (d) No action, claim or proceeding is now pending or, to the knowledge of any Loan Party, threatened against any Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Loan Party’s right, power, or competence to enter into this Amendment or perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect.

          (e) After giving effect to this Amendment, the representations and warranties of Borrower and the other Loan Parties contained in the Amended Credit Agreement and each other Loan Document are true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the First Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

     5. No Amendments/Waivers. The Credit Agreement and the other Loan Documents shall continue to be in full force and effect in accordance with their respective terms and, except as expressly provided herein, shall be unmodified. In addition, except as expressly provided herein, this Amendment shall not be deemed an amendment, consent or waiver of any term or condition of any Loan Document or a forbearance by Agents or Lenders with respect to any right or remedy which Agents or Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which Agents or Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof.

     6. Expenses. Each of Borrower and each other Loan Party hereby reconfirms its respective obligations pursuant to Section 11.3 of the Credit Agreement and to pay and reimburse Agents, for all reasonable costs and expenses (including, without limitation, reasonable fees of one legal counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

     7. Affirmation of Existing Loan Documents. After giving effect to this Amendment, each Loan Party (a) confirms and agrees that its obligations under each of the Loan Documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof, and (b) confirms and agrees that the Liens granted pursuant to the Collateral documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof.

     8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     9. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GOAMERICA, INC., as Borrower

By: /s/ Daniel R. Luis
Name: Daniel R. Luis
Title: CEO

AGENTS AND LENDERS:

CHURCHILL FINANCIAL LLC, as
Administrative Agent

By: /s/ Chris Cox
Name: Chris Cox
Title: Managing Director

CHURCHILL FINANCIAL FUNDING LLC, as
Lender

By: /s/ Chris Cox
Name: Chris Cox
Title: Managing Director

CHURCHILL FINANCIAL CAYMAN LTD., as
Lender

By: Churchill Financial LLC, as its Collateral
Manager

By: /s/ Chris Cox
Name: Chris Cox
Title: Managing Director

ABLECO FINANCE LLC, as Collateral Agent
and Lender

By: /s/ Kevin Genda
Name: Kevin Genda
Title: Vice Chairman